UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2007

Date of Report (Date of Earliest Event Reported)

Neoware, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-21240	23-2705700
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Hanover Street		94304
Palo Alto, California		(Zip Code)
(Address of principal executive
offices)

(610) 277-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger (as defined in Item 5.01 below) and related transactions, Neoware, Inc. (“Neoware”) no longer fulfills the numerical listing requirements of the Nasdaq Global Market (“Nasdaq”).  Accordingly, Neoware requested that Neoware’s common stock, par value $0.001 per share (the “Common Stock”), be withdrawn from listing on Nasdaq as of midnight on the evening of September 30, 2007. On October 1, 2007, The Nasdaq Stock Market, LLC (the “Nasdaq Stock Market”) filed with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock.  Upon the filing of the Form 25 by the Nasdaq Stock Market, the Common Stock was delisted from Nasdaq.  Neoware will also file with the SEC a Certification and Notice on Form 15 under the Exchange Act, requesting that the Common Stock be deregistered and that Neoware’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.01.  Changes in Control of Registrant.

On July 23, 2007, Neoware entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Neoware, Hewlett-Packard Company, a Delaware corporation (“HP”), and Narwhal Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of HP (“Merger Sub”), pursuant to which Merger Sub would merge with and into Neoware, with Neoware as the surviving corporation (the “Merger”).  On September 27, 2007, Neoware’s stockholders voted to adopt the Merger Agreement at a special meeting of Neoware’s stockholders.

As of 11:59 p.m. Eastern Daylight Time on September 30, 2007 (the “Effective Time”), HP completed the acquisition of Neoware through the merger of Merger Sub with and into Neoware.  Pursuant to the Merger Agreement, as of the Effective Time, each issued and outstanding share of Common Stock other than any shares of Common Stock owned by Neoware, HP, any direct or indirect wholly owned subsidiary of Neoware or HP or by any stockholders who were entitled to and who properly exercised appraisal rights under Delaware law, was canceled and automatically converted into the right to receive $16.25 in cash, without interest.

The aggregate consideration for all of the Common Stock of Neoware was approximately $335 million.  HP used cash on hand to fund the acquisition of Neoware and the payment of the merger consideration in the Merger.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.  A copy of the press release announcing the consummation of the Merger is filed as Exhibit 99.1 to this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, upon consummation of the Merger, each of Klaus P. Besier, Dennis Flanagan, David D. Gathman, Leslie Hayman, John P. Kirwin, III, Christopher G. McCann and John M. Ryan resigned from the board of directors of Neoware.  They were replaced by Charles N. Charnas, Lester D. Ezrati and Catherine A. Lesjak.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger, the certificate of incorporation of Neoware was amended in its entirety to read as the certificate of incorporation of Merger Sub (other than with respect to the name of the corporation, which is “Neoware, Inc.”).  The Amended Certificate of Incorporation of Neoware is filed as Exhibit 3.1 hereto and incorporated by reference herein.  Also, following consummation of the Merger, the bylaws of Neoware were amended and restated in their entirety to read as set forth in Exhibit 3.2 filed herewith, which exhibit is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of July 23, 2007, by and among Hewlett-Packard Company, Narwhal Acquisition Corporation and Neoware, Inc. (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed by Neoware, Inc. on July 23, 2007)

3.1	Amended Certificate of Incorporation of Neoware, Inc.
3.2	Amended and Restated Bylaws of Neoware, Inc.
99.1	Press Release dated October 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 3, 2007	NEOWARE, INC.

	By:	/s/ Charles N. Charnas
Name: Charles N. Charnas
Title: President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of July 23, 2007, by and among Hewlett-Packard Company, Narwhal Acquisition Corporation and Neoware, Inc. (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed by Neoware, Inc. on July 23, 2007)

3.1	Amended Certificate of Incorporation of Neoware, Inc.
3.2	Amended and Restated Bylaws of Neoware, Inc.
99.1	Press Release dated October 1, 2007